                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          THE ASSOCIATED GROUP, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                           THE ASSOCIATED GROUP, INC.
                               200 GATEWAY TOWERS
                              PITTSBURGH, PA 15222
                                 (412) 281-1907

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 1998

Dear Stockholder:

     The annual meeting of stockholders of The Associated Group, Inc. (the 'Company') will be held at the Meeting Room of Gateway Towers, 320 Fort Duquesne Boulevard, Pittsburgh, Pennsylvania, on Thursday, June 4, 1998 at 11:00 a.m., Pittsburgh time, for the following purposes:

     1. To elect two directors, to hold office for a term of three years and until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 22, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, such meeting and any adjournment thereof.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THE COMPANY'S CLASS A AND CLASS B COMMON STOCK. IF YOU ARE A HOLDER OF BOTH CLASSES OF STOCK, PLEASE COMPLETE, DATE, SIGN AND RETURN BOTH PROXY CARDS SO THAT ALL OF YOUR STOCK MAY BE VOTED. THE BUSINESS TO BE CONSIDERED AT THE MEETING CANNOT BE TRANSACTED UNLESS A MAJORITY OF THE TOTAL NUMBER OF VOTES ENTITLED TO BE CAST BY HOLDERS OF THE COMPANY'S CLASS A AND CLASS B COMMON STOCK ARE REPRESENTED AT THE MEETING.

                                          SCOTT G. BRUCE
                                          General Counsel and Secretary

Pittsburgh, Pennsylvania
April 30, 1998

                           THE ASSOCIATED GROUP, INC.
                                PROXY STATEMENT

                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Associated Group, Inc. (the 'Company') for use at the annual meeting of stockholders to be held at the Meeting Room of Gateway Towers, 320 Fort Duquesne Boulevard, Pittsburgh, Pennsylvania, on Thursday, June 4, 1998 at 11:00 a.m., Pittsburgh time, and at any adjournment or postponement thereof. This proxy statement and the enclosed proxy card, together with the Company's annual report to stockholders for 1997, were first mailed to stockholders on or about April 30, 1998.

     At the meeting, stockholders of the Company will be asked to elect two directors to hold office for a three-year term and until their successors are elected and qualified (see 'ELECTION OF DIRECTORS').

     Holders of record of shares of the Company's Class A Common Stock ('Class A Common Stock') and Class B Common Stock ('Class B Common Stock') at the close of business on April 22, 1998 will be entitled to vote at the meeting. On April 22, 1998 (the 'Record Date'), 18,765,924 shares of Class A Common Stock and 19,299,540 shares of Class B Common Stock were outstanding. As of the Record Date, holders of Class A Common Stock were entitled to cast a total of 18,765,924 votes, holders of Class B Common Stock were entitled to cast a total of 771,981 15/25 votes, and the two classes together represent a total of 19,537,905 15/25 votes. Holders of Class A Common Stock and holders of Class B Common Stock will vote together without regard to class upon the matters to come before the meeting. Each stockholder is entitled to one vote for each share of Class A Common Stock and one twenty-fifth (1/25) of a vote for each share of Class B Common Stock held by such stockholder as of the Record Date. Holders of Class A Common Stock and Class B Common Stock are not entitled to cumulative voting under the Company's Restated Certificate of Incorporation, By-Laws or pursuant to applicable state law. The presence at the meeting in person or by proxy of a majority of the total number of votes entitled to be cast by holders of the Class A Common Stock and Class B Common Stock will be necessary to constitute a quorum.

     Shares represented by the accompanying proxy card, unless the proxy is previously revoked, will be voted at the meeting if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation of the proxy before a vote is taken. The proxy card permits a specification as to whether shares represented by the proxy are to be voted for the election of the directors nominated by the Board of Directors as set forth under the caption 'ELECTION OF DIRECTORS.' Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised by giving written notice of revocation or submitting a later dated proxy, provided said notice or later dated proxy is received prior to the taking of the vote. Any stockholder attending the meeting may vote in person whether or not he or she has previously submitted a proxy (although attendance at the meeting will not, in and of itself, constitute a revocation of a proxy).

     Solicitations of proxies are being made by the Board of Directors and the cost thereof will be borne by the Company, including the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to solicit proxies by telephone or otherwise. The Company may also reimburse brokers and other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and other proxy material to the beneficial owners of such stock.

     On December 15, 1994, all of the Class A Common Stock and Class B Common Stock was distributed as a dividend (the 'Distribution') to the stockholders of Associated Communications Corporation ('Associated') immediately prior to the merger of Associated and a wholly owned subsidiary of Southwestern Bell Corporation (now known as SBC Communications Inc.), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of February 23, 1994, among Associated, Southwestern Bell Corporation and such subsidiary.

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation specifies that the number of directors shall be not less than three nor more than fifteen, with the exact number to be determined from time to time by the Board of Directors. The Restated Certificate of Incorporation also provides that the Board of Directors shall be divided into three classes, each class to consist, as nearly as possible, of one-third of the total number of directors.

     Two directors are to be elected at the annual meeting to hold office until the 2001 annual meeting of stockholders and until their successors are elected and qualified. IT IS INTENDED THAT SHARES REPRESENTED BY THE ACCOMPANYING PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS A CONTRARY DIRECTION IS INDICATED. The Company's Restated Certificate of Incorporation requires the affirmative vote of a plurality of the votes cast in order to elect a director. If the nominees fail to receive the requisite number of votes, Myles P. Berkman and Joseph A. Katarincic will continue to serve as directors until their successors are elected and qualified.

     In the event that either nominee becomes unavailable for election, proxies in the form solicited will be voted for an alternate designated by the Board of Directors. Information concerning each nominee for election is set forth below. Each nominee has furnished to the Company the information included with respect to his beneficial ownership, as of April 22, 1998, of equity securities of the Company and his principal occupation.

NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 2001

     Myles P. Berkman, age 61, has served as President, Chief Executive Officer, Treasurer and a director of the Company since the Distribution, and as Chairman since November 1995. Prior to the Distribution, Mr. Berkman served as President, Chief Operating Officer, Treasurer and a director of Associated beginning at its inception in 1979. Mr. Berkman is a director of Teligent, Inc., the Company's fixed wireless competitive local exchange carrier affiliate of which the Company owns approximately 41%. Myles P. Berkman is the father of David J. Berkman.


     Joseph A. Katarincic, age 67, has served as a director of the Company since the Distribution. Prior to the Distribution, Mr. Katarincic served as a director of Associated beginning in 1988. He is currently an attorney admitted to practice in Pennsylvania, Texas and West Virginia. Since 1989, Mr. Katarincic has been a partner in the law firm of Katarincic & Salmon, specializing in business litigation with an emphasis on corporate restructuring, antitrust and securities litigation. Mr. Katarincic formerly served as Senior Counsel to Allegheny County, Pennsylvania. He is a director of Duquesne University, a member of the Board of Visitors of the University of Pittsburgh School of Law and a director of The Allegheny County Sanitary Authority.

CONTINUING DIRECTOR WHOSE TERM EXPIRES IN 2000

     Donald H. Jones, age 60, has served as a director of the Company since the Distribution. Prior to the Distribution, Mr. Jones served as a director of Associated beginning in 1986, as well as a consultant to Associated beginning in 1982. Mr. Jones is President of DHJ Enterprises, Inc., a firm engaged in the development of new business enterprises and investment activities. Until April 1997, Mr. Jones was the Vice Chairman of Nets Inc., formerly Industry.Net Corporation, a company which was engaged in electronic database publishing, and from 1992 to June 1996, was its Chairman. Mr. Jones is a director of Respironics Inc., a corporation engaged in the development, manufacturing and marketing of medical equipment, PNC Equity Management Corporation, a corporation engaged in the investment in growth companies, and Teligent, Inc. Mr. Jones also serves as an adjunct professor of entrepreneurship at the Carnegie Mellon Graduate School of Business.

CONTINUING DIRECTOR WHOSE TERM EXPIRES IN 1999

     David J. Berkman, age 36, has served as a director and Executive Vice President of the Company since the Distribution. Prior to the Distribution, Mr. Berkman served as a director of Associated beginning in March 1993 and Executive Vice President of Associated beginning in December 1992. Mr. Berkman is a director of Grupo Portatel, S.A. de C.V. and Vice Chairman of Portatel del Sureste, S.A. de C.V., both of which are engaged in the ownership and operation of a cellular telephone system in Mexico, and is a former director and member of the

Executive Committee of the Cellular Telephone Industry Association. Mr. Berkman also serves as Chairman and Chief Executive Officer of TruePosition, Inc., a wholly owned subsidiary of the Company engaged in the provision of wireless location products and services, and is a director of Teletrac, Inc., a company engaged in location and messaging services for vehicle and fleet management, and Teligent, Inc.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during 1997 and each of the directors attended or participated in all meetings.


     Messrs. Jones and Katarincic are members of the Audit Committee of the Board of Directors. The Audit Committee is charged both with selecting and engaging, on behalf of the Company, independent public accountants to audit the books of account and other corporate records of the Company and with conferring with the accountants and officers of the Company for purposes of reviewing internal controls, accounting practices, financial structure and financial reporting of the Company. The Audit Committee held one meeting in 1997. The Company has no standing nominating or compensation committee of the Board of Directors or committees performing similar functions. Messrs. Jones and Katarincic also constitute a committee which administers the Company's Amended and Restated 1994 Stock Option and Incentive Award Plan (the '1994 Plan').

                               EXECUTIVE OFFICERS

     In addition to the directors set forth above who are executive officers of the Company, set forth below is certain information concerning non-director employees who serve as executive officers of the Company:

     Richard I. Goldstein, age 37, has served as a Vice President of the Company since the Distribution. Prior to the Distribution, Mr. Goldstein served as Vice President, Cellular of Associated beginning in December 1992. From March 1991 through December 1992, Mr. Goldstein was Regional General Manager of Associated's upstate New York cellular telephone systems. He was employed by AT&T Corporation from June 1983 to March 1991 as a Management and Marketing Executive.

     Scott G. Bruce, age 36, has served as General Counsel and Secretary of the Company since December 1995 and, prior to that time, served as Counsel and Assistant Secretary of the Company since the Distribution. Prior to the Distribution, Mr. Bruce served as Counsel and Assistant Secretary of Associated beginning in 1992. Prior to 1992, Mr. Bruce was a corporate attorney at Wolf, Block, Schorr and Solis-Cohen in Philadelphia, Pennsylvania, specializing in mergers and acquisitions and securities law.

     Kent R. Sander, age 44, has served as a Vice President of the Company and as President and Chief Operating Officer of TruePosition, Inc., a wholly owned subsidiary of the Company, since March 1997. From 1983 to 1997, Mr. Sander was employed by Ericsson Radio Systems, Inc., the principal U.S. subsidiary of the Swedish telecommunications firm, LM Ericsson, most recently as Vice President, Business Operations, East Region.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of each class of common stock of the Company as of April 22, 1998 by
(i) each person known by the Company to own more than five percent of either class of the outstanding common stock of the Company, (ii) each director of the Company, (iii) each of the named executive officers of the Company and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted, the persons in the table have sole voting and investment power with respect to all shares of the common stock of the Company shown as beneficially owned by them. The following share numbers have been adjusted to reflect the Company's two-for-one stock split effected in October 1997.

                                                                                        PERCENT OF         PERCENT OF
                                                            NUMBER OF SHARES           OUTSTANDING         OUTSTANDING
                   BENEFICIAL OWNER                        BENEFICIALLY OWNED            SHARES            VOTING POWER
------------------------------------------------------   ----------------------     ------------------     ------------
                                                          CLASS A      CLASS B      CLASS A    CLASS B
                                                         ---------    ---------     -------    -------
Estate of Jack N. Berkman (1) ........................   2,332,416    2,410,266       12.4       12.5          12.4
  c/o Myles P. Berkman
  The Associated Group, Inc.
  200 Gateway Towers
  Pittsburgh, PA 15222

The Louis Berkman Company (2) ........................   1,500,000    1,400,000        8.0        7.3           8.0
  330 North 7th Street
  Steubenville, OH 43952

Allen H. Berkman (3) .................................   1,054,308    1,054,308        5.6        5.5           5.6
  1500 Oliver Building
  Pittsburgh, PA 15222

Myles P. Berkman (4) .................................     678,906    1,442,406        3.6        7.2           3.8
  c/o The Associated Group, Inc.
  200 Gateway Towers
  Pittsburgh, PA 15222

David J. Berkman (5)..................................      13,626      547,676          *        2.8             *

Donald H. Jones.......................................      80,622      154,372(6)       *          *             *

Joseph A. Katarincic..................................      26,500      128,370(6)       *          *             *

Richard I. Goldstein..................................          --      141,490(7)       *          *             *

Scott G. Bruce........................................          --       95,926(7)       *          *             *

Kent R. Sander........................................          --       12,000(7)       *          *             *

All directors and executive officers as a group
  (8 persons).........................................   3,139,658    5,010,144(8)    16.7       23.8          17.0

------------------
*  Less than 1%

(1) Mr. Jack N. Berkman died on August 3, 1995. Myles P. Berkman, Donald H. Jones and Lillian R. Berkman (Jack N. Berkman's wife) are the co-executors of Mr. Berkman's estate.

(2) Louis Berkman is president and the principal stockholder of The Louis Berkman Company. Louis Berkman is the uncle of Myles P. Berkman. Excludes 100,000 shares of Class B Common Stock which Louis Berkman donated to the Louis and Sandra Berkman Foundation, of which Louis Berkman is a trustee, as reported on his Schedule 13D filed with the Securities and Exchange Commission and dated as of July 1, 1997.

(3) Allen H. Berkman is the uncle of Myles P. Berkman.

(4) Excludes 1,026 shares of each class owned of record by Myles P. Berkman's wife. Includes 9,450 shares of each class held of record jointly with Mr. Berkman's wife. The shares of Class B Common Stock include 763,500 shares underlying stock options currently exercisable or exercisable within 60 days.

(5) Excludes 900 shares of each class owned of record by David J. Berkman's wife. The shares of Class B Common Stock include 534,050 shares underlying stock options currently exercisable or exercisable within 60 days.

(6) Includes 63,750 shares of Class B Common Stock underlying options currently exercisable or exercisable within 60 days.

(7) Represents shares of Class B Common Stock underlying options currently exercisable or exercisable within 60 days.

(8) Includes 1,744,516 shares of Class B Common Stock underlying stock options currently exercisable or exercisable within 60 days.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth the summary of all compensation earned by the Chief Executive Officer and the four other most highly compensated executive officers for the fiscal years ended 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                        ------------
                                                           ANNUAL COMPENSATION           SECURITIES
                                                      ------------------------------     UNDERLYING
                                                      FISCAL                               STOCK         ALL OTHER
NAME AND PRINCIPLE POSITION                            YEAR      SALARY      BONUS        OPTIONS       COMPENSATION
---------------------------------------------------   ------    --------    --------    ------------    ------------
Myles P. Berkman...................................     1997    $750,000    $200,000            --        $ 39,471(1)
  Chairman, President,                                  1996     700,000     150,000        20,000(2)       47,276(3)
  Chief Executive Officer and Treasurer                 1995     700,000     100,000       310,000(4)       37,200(5)

David J. Berkman...................................     1997     325,000     200,000            --           4,750(6)
  Executive Vice President                              1996     300,000     150,000        25,000(2)        4,500(6)
                                                        1995     275,000     100,000       210,000(4)        4,500(6)

Richard I. Goldstein...............................     1997     257,800     150,000            --           4,750(6)
  Vice President                                        1996     232,800     115,000        25,000(2)        4,500(6)
                                                        1995     207,800     100,000       157,500(4)       59,061(7)

Scott G. Bruce.....................................     1997     153,600     150,000            --           4,750(6)
  General Counsel and Secretary                         1996     138,600      75,000        20,000(2)        4,500(6)
                                                        1995     113,600      50,000        87,500(4)        4,500(6)

Kent R. Sander (8).................................     1997     205,000      90,000        95,000(9)        4,750(6)
  Vice President

------------------
(1) Includes $34,721 paid by the Company for premiums attributable to the term life insurance portion of split dollar life insurance policies and $4,750 of contributions by the Company to the Company's 401(k) Savings Plan.

(2) Consists of options to purchase shares of Microwave Services, Inc., a wholly owned subsidiary of the Company, granted under the Microwave Services, Inc. 1996 Stock Incentive Plan. In 1998, such options were converted into options under the 1994 Plan to purchase shares of the Company's Class B Common Stock.

(3) Includes $42,776 paid by the Company for premiums attributable to the term life insurance portion of split dollar life insurance policies and $4,500 of contributions by the Company to the Company's 401(k) Savings Plan.

(4) Adjusted to reflect the Company's two-for-one stock split effected in October 1997. Includes options to purchase shares of TruePosition, Inc., a wholly owned subsidiary of the Company, granted under the TruePosition, Inc. (formerly Associated RT, Inc.) 1995 Stock Incentive Plan, in the following amounts: Myles P. Berkman (10,000), David J. Berkman (10,000), Richard I. Goldstein (7,500) and Scott G. Bruce (7,500).

(5) Includes $32,700 paid by the Company for premiums attributable to the term life insurance portion of a split dollar life insurance policy and $4,500 of contributions by the Company to the Company's 401(k) Savings Plan.

(6) Reflects contributions by the Company on behalf of such person to the Company's 401(k) Savings Plan.

(7) Includes $54,561 of relocation costs paid to Mr. Goldstein and $4,500 of contributions by the Company on behalf of Mr. Goldstein to the Company's 401(k) Savings Plan.

(8) Mr. Sander's date of hire was March 17, 1997.

(9) Includes options to purchase 35,000 shares of TruePosition, Inc., granted under the TruePosition, Inc. 1995 Stock Incentive Plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following tables set forth information concerning the grant of stock options to the named executive officers during the fiscal year ended December 31, 1997 pursuant to the 1994 Plan and the TruePosition, Inc. 1995 Stock Incentive Plan (the 'TruePosition Plan') including the potential realizable value of such grants (on a pre-tax basis) determined in accordance with Securities and Exchange Commission rules. No stock options were granted to any of the named executive officers during 1997 under the Microwave Services, Inc. 1996 Stock Incentive Plan (the 'Microwave Services Plan'). The information in these tables shows how much the named executive officers may eventually realize under two hypothetical situations: where the stock underlying the options gains 5% in value per year or 10% in value per year, in either case compounded over the life of the options. These are assumed rates of appreciation and are not intended to forecast future appreciation of the underlying stock.


                          THE ASSOCIATED GROUP, INC.

                                                         INDIVIDUAL GRANTS
                                      --------------------------------------------------------     POTENTIAL REALIZABLE
                                                         % OF TOTAL                                  VALUE AT ASSUMED
                                         NUMBER OF        OPTIONS                                         ANNUAL
                                        SECURITIES       GRANTED TO                               RATES OF APPRECIATION
                                        UNDERLYING       EMPLOYEES     EXERCISE                      FOR OPTION TERM
                                      OPTIONS GRANTED    IN FISCAL       PRICE      EXPIRATION    ----------------------
NAME                                        (#)             YEAR       ($/SHARE)       DATE        5% ($)      10% ($)
-----------------------------------   ---------------    ----------    ---------    ----------    --------    ----------
Myles P. Berkman...................            --             --             --            --           --            --
David J. Berkman...................            --             --             --            --           --            --
Richard I. Goldstein...............            --             --             --            --           --            --
Scott G. Bruce.....................            --             --             --            --           --            --
Kent R. Sander.....................        60,000           70.6%       $ 16.00       4/11/07     $603,739    $1,529,993


                              TRUEPOSITION, INC.

                                                         INDIVIDUAL GRANTS
                                      --------------------------------------------------------     POTENTIAL REALIZABLE
                                                         % OF TOTAL                                  VALUE AT ASSUMED
                                         NUMBER OF        OPTIONS                                         ANNUAL
                                        SECURITIES       GRANTED TO                               RATES OF APPRECIATION
                                        UNDERLYING       EMPLOYEES     EXERCISE                      FOR OPTION TERM
                                      OPTIONS GRANTED    IN FISCAL       PRICE      EXPIRATION    ----------------------
NAME                                        (#)             YEAR       ($/SHARE)       DATE        5% ($)      10% ($)
-----------------------------------   ---------------    ----------    ---------    ----------    --------    ----------
Myles P. Berkman...................            --             --             --            --           --            --
David J. Berkman...................            --             --             --            --           --            --
Richard I. Goldstein...............            --             --             --            --           --            --
Scott G. Bruce.....................            --             --             --            --           --            --
Kent R. Sander.....................        35,000           61.9%       $ 42.00       3/17/07     $924,475    $2,342,801

          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

     The following tables contain information regarding (i) the exercise of stock options by the named executive officers during the fiscal year ended December 31, 1997 and (ii) the value at December 31, 1997 of any unexercised stock options granted under the 1994 Plan, the TruePosition Plan and the Microwave Services Plan:


                          THE ASSOCIATED GROUP, INC.


                                                                   NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                  SHARES                       OPTIONS AT FISCAL YEAR ENDED         AT FISCAL YEAR END
                                ACQUIRED ON                              (#) (1)                        ($)(1)(2)
                                 EXERCISE         VALUE        ----------------------------    ----------------------------
NAME                              (#) (1)      REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------------   -----------    ------------    -----------    -------------    -----------    -------------
Myles P. Berkman.............          --              --        578,500              --       $14,248,488              --
David J. Berkman.............      14,500        $516,200        408,300              --        10,148,003              --
Richard I. Goldstein.........       7,500         267,000         91,490          90,000         2,155,476     $ 1,878,750
Scott G. Bruce...............       3,500         124,600         42,426          48,000           966,966       1,002,000
Kent R. Sander...............          --              --             --          60,000                --         787,500

------------------
(1) Adjusted to reflect the Company's two-for-one stock split effected in October 1997.
(2) The closing stock price of the Class B Common Stock was $29.125 on December 31, 1997.


                              TRUEPOSITION, INC.
                                                                  NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                               OPTIONS AT FISCAL YEAR END          AT FISCAL YEAR END
                                                                         (#)(1)                           ($)
                                                              ----------------------------    ----------------------------
NAME                                                          EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------------------------------------------   -----------    -------------    -----------    -------------
Myles P. Berkman...........................................      10,000              --            *               *
David J. Berkman...........................................      10,000              --            *               *
Richard I. Goldstein.......................................       3,000           4,500            *               *
Scott G. Bruce.............................................       3,000           4,500            *               *
Kent R. Sander.............................................          --          35,000            *               *


------------------
(1) Represents options to purchase shares of the common stock of TruePosition, Inc., a wholly owned subsidiary of the Company, pursuant to the TruePosition Plan.

 * At December 31, 1997, there was no trading market for the shares of common stock of TruePosition, Inc. Accordingly, the fair market value of the TruePosition, Inc. options at December 31, 1997 could not practicably be determined.

                           MICROWAVE SERVICES, INC.
                                                                  NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                               OPTIONS AT FISCAL YEAR END          AT FISCAL YEAR END
                                                                         (#)(1)                           ($)
                                                              ----------------------------    ----------------------------
NAME                                                          EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------------------------------------------   -----------    -------------    -----------    -------------
Myles P. Berkman...........................................      20,000                            *               *
David J. Berkman...........................................      25,000              --            *               *
Richard I. Goldstein.......................................       5,000          20,000            *               *
Scott G. Bruce.............................................       4,000          16,000            *               *
Kent R. Sander.............................................          --              --            *               *

                                                        (Footnotes on next page)

(Footnotes from previous page)
------------------
(1) Represents options to purchase shares of the common stock of Microwave Services, Inc., a wholly owned subsidiary of the Company, pursuant to the Microwave Services Plan. Effective February 27, 1998, all outstanding options under the Microwave Services Plan were adjusted as contemplated by the Microwave Services Plan and converted into (the 'Conversion') and became options (the 'Conversion Options') under the 1994 Plan to purchase shares of Class B Common Stock. Each Conversion Option is governed by the terms of the 1994 Plan, and has the same term and vesting schedule as the related Microwave Services, Inc. option which was converted pursuant to the Conversion.

 * At December 31, 1997, there was no trading market for the shares of common stock of Microwave Services, Inc. Accordingly, the fair market value of the Microwave Services, Inc. options at December 31, 1997 could not practicably be determined.

LONG-TERM INCENTIVE PLAN AWARDS


     In connection with the reorganization of Teligent, L.L.C., the predecessor of Teligent, Inc., and the initial public offering of equity securities of Teligent, Inc., outstanding company appreciation rights ('CARs') of Teligent, L.L.C. were converted into options to purchase shares of Teligent, Inc. Class A Common Stock. Pursuant to such conversion, David J. Berkman received options to purchase 604,841 shares of Teligent, Inc. Class A Common Stock, of which, as of December 31, 1997, 120,968 were exercisable. As of December 31, 1997, the value of the exercisable portion of such in-the-money options was $2,190,126, and the value of the unexercisable portion of such in-the-money options was $8,760,521.

COMPENSATION COMMITTEE REPORT

     The Company has no standing compensation committee, and all decisions regarding compensation for fiscal year 1997 were made by the Company's entire Board of Directors, except that the compensation for Myles P. Berkman was determined by Messrs. Jones and Katarincic, who are outside directors of the Company, and except that David J. Berkman did not participate in decisions regarding the determination of his compensation.

     In awarding executive compensation, the Company seeks to attract and retain the most qualified personnel for meeting the needs and objectives of the Company and to motivate such individuals to achieve the Company's goals. Accordingly, the Company's executive compensation strategy is to reward executives for both their individual contributions and the Company's overall results. The key elements of the Company's executive compensation system include base salary, annual bonus and equity-based compensation. Base salaries are generally determined by evaluating each individual's responsibilities and relative experience, including a comparison of base salaries for comparable positions at other companies. Annual bonuses are determined by evaluating both the performance of the Company and the individual officers, including, if applicable, the addition of new responsibilities and both their and the Company's performance. The financial performance of definable business units or markets is considered as to executives with responsibility for such units or markets.

     The base salary of Myles P. Berkman, President and Chief Executive Officer, for the 1997 fiscal year was based primarily on his employment contract with the Company, which requires the base salary for any fiscal year to be equal to or greater than the base salary for the immediately preceding fiscal year. In determining the compensation (including base salary and bonus) of Myles P. Berkman, the outside directors of the Company took into account the growth in the Company's assets and businesses, the successful capital financing of the Company's operating businesses, the appreciation in the market value of the Company's Class A Common Stock and Class B Common Stock, a comparison of the base salaries of chief executive and operating officers of other companies and Mr. Berkman's individual performance.

     The deductibility for corporate tax purposes of compensation paid to individual executive officers of the Company may be restricted. The Company's policy regarding compensation for executive officers is to maximize, to the extent possible, the deductibility of such compensation. However, where it is deemed necessary, in the best interests of the Company, to continue to attract and retain the most qualified personnel and to motivate such executives to achieve the Company's goals, the Board may pay to executive officers compensation that exceeds applicable limits of deductibility.

                                          The Board of Directors,
                                          MYLES P. BERKMAN
                                          DONALD H. JONES
                                          JOSEPH A. KATARINCIC
                                          DAVID J. BERKMAN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As stated above, during the 1997 fiscal year, the Company had no standing compensation committee, and all decisions regarding compensation were made by the entire Board of Directors, except that the compensation of Myles P. Berkman was determined by Messrs. Jones and Katarincic, who are outside directors of the Company, and except that David J. Berkman did not participate in decisions regarding the determination of his compensation. Of the directors serving during fiscal year 1997, Myles P. Berkman and David J. Berkman were both executive officers of the Company.

     Joseph A. Katarincic is a member of the law firm of Katarincic & Salmon, which performed services for the Company in fiscal year 1997. The aggregate amount of fees paid by the Company to Katarincic & Salmon was less than 5% of the law firm's gross revenues for the last fiscal year. The Company believes that the billing rates of Katarincic & Salmon for the foregoing legal services were no less favorable to the Company than could have been obtained from unaffiliated parties for comparable services.

STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a graph comparing the annual percentage change in cumulative stockholder return on the Class A Common Stock and the Class B Common Stock. Such shares began regular trading on The Nasdaq Stock Market(Registered) ('Nasdaq') on December 22, 1994.

                                   [CHART]

                        AGRPA   AGRPB   TELECOM  NASDAQ
                1994      100     100      100      100
                1995    80.32   80.85   120.37   141.31
                1996   130.85  126.59   135.12   173.94
                1997   252.13  247.87   197.78   213.56


     Note: Reflects performance of a $100 investment made on December 31, 1994

(i) in the Class A Common Stock (symbol: AGRPA) and Class B Common Stock (symbol: AGRPB), (ii) based on the Center for Research in Securities Prices ('CRSP') Total Return Index for Nasdaq Telecommunications Stocks and (iii) based on the CRSP Total Return Index for The Nasdaq Stock Market (US Companies).

COMPENSATION OF DIRECTORS

     Myles P. Berkman and David J. Berkman receive no director's fees. Messrs. Jones and Katarincic are compensated for their service as directors at the rate of $1,000 per month. Pursuant to the 1994 Plan, directors who are not employees of the Company were granted a one-time non-discretionary option for 5,000 shares of Class B Common Stock upon effectiveness of the 1994 Plan, and are awarded a non-discretionary option of 5,000 shares of Class B Common Stock at each annual meeting of the Company's stockholders. All options granted to non-employee directors pursuant to the 1994 Plan vest in two equal annual installments following the date of grant.

EMPLOYMENT AGREEMENTS OF MYLES P. BERKMAN AND DAVID J. BERKMAN

     The Company has entered into employment agreements with Myles P. Berkman and David J. Berkman for retention of their services as executive officers during the original or extended term of such agreements. These employment agreements are intended to help assure that these officers will continue to act in the interests of stockholders rather than be affected by personal uncertainty during any attempt to effect a change in control of the Company. Capitalized terms used and not defined in the following description of the employment agreements shall have the meanings ascribed to them in the employment agreements.

     Each agreement provides that in the event of a Change of Control of the Company during the original or extended term of the agreement, the agreement will be extended for an additional 36 months beyond the month in which it would otherwise have terminated. Additionally, if, following a Change of Control, the Company terminates (except for Cause or Disability) the executive's employment or the executive voluntarily terminates his employment for Good Reason, the executive will be entitled to lump sum Severance Payments. Such Severance Payments are equal to the sum of (i) three times the total of the executive's base salary immediately prior to the events giving rise to the termination plus incentive and bonus compensation paid in the immediately preceding year, (ii) incentive and bonus compensation already allocated to the executive which has not yet been paid and a pro rata portion to the Date of Termination of all incentive and bonus compensation awards made to the executive for all uncompleted periods and (iii) in lieu of shares of common stock issuable upon exercise of outstanding options (other than incentive stock options granted prior to the date of the employment agreements) an amount in cash equal to the difference between the per share market price of the common stock and the exercise price of each of the executive's outstanding stock options multiplied by the number of shares covered by each such option. If any payment or benefit to be received by the executive following a Change of Control is not deductible (in whole or in part) by the Company as a result of Section 280G of the Internal

Revenue Code of 1986, as amended, the Severance Payments to that executive will be reduced until no part of the payments is not deductible or such Severance Payments are reduced to zero. Under the agreements, each executive agrees to remain in the employ of the Company in the event of a 'potential change of control' (as defined in the agreements) for at least six months, unless there is a breach of the agreement or an actual Change of Control or his health becomes seriously impaired.

     Each agreement also provides that, in the event of the termination of the agreement due to the disability or death of the executive, he, his designated beneficiaries or his estate will be paid during the remaining term of the agreements one-half of his annual base salary at the rate in effect immediately prior to such termination. Any payments made to the executive during a disability period must be reduced by the sum of the amounts, if any, payable to the executive for such disability at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program. In addition, the agreements also provide that the Company may terminate the executive's employment for Cause (as defined). If an executive's employment is terminated by the Company for Cause, the Company must pay the executive his full base salary through the Date of Termination, relieving the Company of further obligations to such executive under his employment agreement.

     The employment agreements were executed on December 15, 1994 and provide for initial ten year terms. The agreements also provide that, commencing on January 1, 1995 and each January 1 thereafter, the term of each executive's employment will automatically be extended for one additional year, unless, not later than June 30 of the preceding year, the Company gives written notice to the executive that it does not wish to extend his agreement. Accordingly, the term of employment of each of Myles P. Berkman and David J. Berkman under the agreements presently extends to December 31, 2007.

                            APPOINTMENT OF AUDITORS

     The firm of Ernst & Young LLP serves as independent auditors for the Company, and has been appointed by the Audit Committee of the Board of Directors as the Company's independent auditors for the fiscal year 1998. Representatives of Ernst & Young LLP are expected to be available at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they so desire.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present to the annual meeting any business other than as described in this proxy statement, and, at the time this proxy statement was printed, was not aware of any other matters that properly might be presented to the annual meeting. If any other business not described herein properly should come before the annual meeting, the persons named in the enclosed proxy card or their substitute will vote the shares represented by them in accordance with their best judgment. Discretionary authority for them to do so is contained in the proxy card.

                             STOCKHOLDER PROPOSALS

     Under the rules and regulations of the Securities and Exchange Commission, stockholder proposals intended to be presented at the Company's 1999 annual meeting must be received by the Company at its principal executive offices no later than December 31, 1998 to be considered for inclusion in the Company's proxy statement and proxy cards for that meeting.

                                          By Order of the Board of Directors,
                                          SCOTT G. BRUCE
                                          General Counsel and Secretary
April 30, 1998

                                    PROXY
                          THE ASSOCIATED GROUP, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Myles P. Berkman, David J. Berkman, and Scott G. Bruce, with the power to appoint a substitute, and hereby authorizes any of them to represent and to vote as designated on the reverse side hereof all the shares of Class A Common Stock of The Associated Group, Inc. held of record by the undersigned on April 22, 1998, and entitled to vote at the Annual Meeting of Stockholders to be held on June 4, 1998, or any adjournment thereof.

                  (Please date and sign on the reverse side)

                             FOLD AND DETACH HERE

                        Please mark your votes as indicated in this example  [x]

Proposal Number 1 - Election of Directors.

Nominees: Myles P. Berkman
          Joseph A. Katarincic

      Vote for             Withhold Authority
    all nominees              to Vote for
(except as indicated          all nominees
  to the contrary)              listed

        [ ]                      [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee(s) write the name of such nominee(s) in the space provided:

______________________________________________________________________

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 'FOR' PROPOSAL 1, and shall be voted at the discretion of the holder upon any other matters that may properly come before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K OF THE ASSOCIATED GROUP, INC.

Please sign your name exactly as it appears hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties to the joint tenancy must sign. If signer is a corporation, please sign in full corporate name by duly authorized officer or officers and affix the corporate seal.

Signature(s) _____________________________

Signature(s) _____________________________

Date ______________